Exhibit 99.1

BullFrog AI Provides Business Update: Strengthened Balance Sheet Supports Continued Execution as Company Aims to Ramp Commercial Activity with Global Pharmaceutical and Biotechnology Partners

First commercial agreement with a top 5 global pharmaceutical company anchors a growing pipeline of enterprise discussions; runway secured into late 2027

GAITHERSBURG, Md., April 13, 2026 (GLOBE NEWSWIRE) — BullFrog AI Holdings, Inc. (Nasdaq: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology company using artificial intelligence and machine learning to turn complex biomedical data into actionable insights, today issued the following letter to shareholders from Vin Singh, Founder and CEO:

Dear Fellow Shareholders,

BullFrog AI enters the second quarter of 2026 well-capitalized, at commercial stage, and in active discussions with consequential pharmaceutical and biotechnology organizations. We just closed our first agreement with a top 5 global pharmaceutical company, secured the financial runway to execute our strategy into late 2027, and are deeply engaged with an industry that is no longer evaluating whether to embrace AI-driven drug discovery — but deciding with whom.

The transformation of pharmaceutical R&D through artificial intelligence is no longer a thesis — it is a market reality being priced in real time. In particular, news of Anthropic’s reported $400 million acquisition of a pre-commercial stage AI drug discovery startup sent an unambiguous signal about the value sophisticated capital is now placing on purpose-built, biology-native AI platforms. This transaction, among others, points to an industry that is currently focused on exploring and pursuing artificial intelligence solutions to power and advance their R&D programs.

A CRITICAL COMMERCIAL AGREEMENT — AND THE FOUNDATION THAT EARNED IT

On March 30, 2026, we announced a commercial feasibility agreement with a top 5 global pharmaceutical company by 2025 revenue. Under the agreement, our proprietary bfLEAP® platform will identify and prioritize novel drug targets in major depressive disorder — a market valued at more than $8 billion in 2025 and projected to exceed $11 billion by 2032. The agreement includes milestone payments tied to defined deliverables and provides our partner with an option to secure exclusive rights to a final selected target candidate for research and development purposes.

This milestone agreement did not emerge in isolation. BullFrog AI’s technology is derived from research originally conducted at the Johns Hopkins University Applied Physics Laboratory. Our ongoing collaboration with the Lieber Institute for Brain Development gives us access to a proprietary dataset of more than 2,800 human brain samples — one of the most scientifically rich neuropsychiatric resources available. Applied against that dataset, our platform has already identified novel drug targets and biological subgroups across schizophrenia, bipolar disorder, and MDD. This agreement is the commercial translation of that upstream scientific work reaching the largest companies in the industry — and a powerful validation of its real-world utility.

A COMPLETE, DIFFERENTIATED AI PLATFORM

With the March 2026 launch of bfARENAS™, we believe BullFrog AI now offers the only fully integrated end-to-end AI platform purpose-built for pharmaceutical R&D — spanning the complete journey from raw data to strategic decision:

bfPREP™ harmonizes complex, fragmented biomedical data into structured, AI-ready assets — compressing data preparation timelines from months to days and creating a reliable foundation for downstream analysis.

bfLEAP® applies causal network inference and machine learning to identify drug targets, patient subgroups, and disease drivers from multimodal datasets — generating explainable insights built to withstand scientific and regulatory scrutiny.

bfARENAS™ translates biological insight into ranked, defensible portfolio and clinical trial design decisions evaluated across multiple strategic scenarios — directly addressing one of the industry’s most persistent decision-making failure modes.

Enterprise pharmaceutical organizations seek to adopt AI at scale within their existing infrastructure — not integrate a patchwork of point solutions. Our platform aims to meet them where their data lives, and our recent commercial agreement demonstrates validation of our fully integrated stack.

FINANCIAL POSITION AND OPERATING DISCIPLINE

We have taken deliberate steps to fortify our financial foundation. Through a series of financing activities, involving sales under our at-the-market and equity-line-of-credit facilities, completed in late March 2026, we believe we have stockholders’ equity in excess of $2.5 million in compliance with Nasdaq’s minimum stockholders’ equity listing standard. In addition, based on our current cash burn-rate, the proceeds of such financing activities should provide the capital necessary to support our operational plan into late 2027.

Our operating cost structure remains intentionally lean. This discipline creates significant operating leverage as commercial revenue scales: even a single material partnership has the potential to meaningfully extend our runway, reduce dilution risk, and shift the trajectory of the business.

PRIORITIES FOR THE YEAR AHEAD

Our near-term focus is clear. We are planning to deepen the relationship with our top 5 pharma company customer into a broader, multi-program partnership; advance an active pipeline of discussions with global pharmaceutical and biotechnology organizations across a range of transaction structures; expand direct engagement around bfPREP™ and bfARENASTM as entry points for broader platform adoption and large strategic partnerships; and continue building the peer-reviewed scientific evidence base that underpins enterprise-level commercial conversations.

We established our AI technology years ago — and we are now converting it into the commercial outcomes that reflect its value. We look forward to updating you as we deliver.

Sincerely,

Vin Singh

Founder and CEO

About BullFrog AI

BullFrog AI leverages artificial intelligence and machine learning to advance drug discovery and development. Through collaborations with leading research institutions, BullFrog AI uses causal AI in combination with its proprietary bfLEAP® platform to analyze complex biological data, aiming to streamline therapeutics development and reduce failure rates in clinical trials. For more information visit BullFrog AI at: https://bullfrogai.com.

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “could,” “will,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “aims,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; our and our partners’ ability to market and sell our offerings and services, including BullFrog Data Networks™; our ability to maintain compliance with Nasdaq listing rules; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Investors:

CORE IR

ir@bullfrogai.com

Media:

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